Exhibit 10.1

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
AMENDED AND RESTATED 2018 INCENTIVE PLAN
Originally adopted by the Board of Directors
On March 20, 2018
Approved at Annual Meeting of Shareholders
On May 8, 2018
Amended by the Board of Directors
On March 14, 2020
Amendment and Restatement Approved at Annual Meeting of Shareholders
On May 6, 2020

1.ADMINISTRATION
Subject to the express provisions of the Plan, the Administrator has the authority to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures (which it may modify or waive); and otherwise do all things necessary to implement the Plan. Once an Award has been communicated in writing to a Participant, the Administrator may not, without the Participant’s consent, alter the terms of the Award so as to materially affect adversely the Participant’s rights under the Award, unless the Administrator has expressly reserved the right to do so or pursuant to Section 9.
2.LIMITS ON AWARDS UNDER THE PLAN
a.NUMBER OF SHARES. Subject to adjustments as provided in Section 5.b, the total number of shares of Stock subject to Awards granted under the Plan, in the aggregate, may not exceed 8,948,598 (the “Fungible Pool Limit”), which includes (A) a reserve of 439,798 shares of Stock remaining available for issuance under the 2016 Plan as in effect prior to the Original Effective Date and (B) an increase of 1,750,000 shares of Stock, as approved by the Board, subject to approval by the stockholders of the Company. Each share of Stock issued or to be issued in connection with any Full-Value Award shall be counted against the Fungible Pool Limit as 2.3 Fungible Pool Units. Stock Options, SARs and other Awards that do not deliver the full value at grant thereof of the underlying shares of Stock, that were granted prior to the Effective Date and that expire no more than seven (7) years from the date of grant, and such Stock Options, SARs and Other Awards that were granted on or after the Effective Date and that expire no more than ten (10) years from the date of grant, shall be counted against the Fungible Pool Limit as one (1.0) Fungible Pool Unit. (For these purposes, the number of shares of Stock taken into account with respect to a SAR shall be the number of shares of Stock underlying the SAR at grant (i.e., not the final number of shares of Stock delivered upon exercise of the SAR)). For purposes of the preceding sentence, shares that have been forfeited or cancelled in accordance with the terms of the applicable Award shall not be considered to have been delivered under the Plan, but shares held back in satisfaction of the exercise price or tax withholding requirements from shares that would otherwise have been delivered pursuant to an Award will be considered to have been delivered under the Plan. In addition, shares of Stock that have been repurchased by the Company with proceeds obtained in connection with the exercise of outstanding Awards shall not be added into the pool of available shares. Any shares of Stock that again become available for grant pursuant to this Section 2.a shall be added back to the pool of available shares. For purposes of clarity, in calculating the number of shares of Stock remaining under the Fungible Pool Limit, the Administrator will not increase the number of available Fungible Pool Units for shares of Stock delivered under an Award (i.e., previously acquired Shares tendered by the Participant in payment of the exercise price or of withholding taxes). The Administrator shall determine the appropriate methodology for calculating the number of shares of Stock issued pursuant to the Plan.
b.TYPE OF SHARES. Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company and held in treasury. No fractional shares of Stock will be delivered under the Plan.
c.PARTICIPANT SHARE LIMIT. The maximum number of shares of Stock for which any Awards may be granted to any Participant annually from and after adoption of the Plan and prior to March 20, 2028 shall be 2,000,000, subject to adjustments as provided in Section 5.b. No Awards may be granted under the Plan after March 20, 2028, but previously granted Awards may extend beyond that date.
d.OTHER AWARD LIMITS. No more than $3,000,000 may be paid to any individual with respect to any Cash Performance Award (other than an Award expressed in terms of shares of Stock or units representing Stock, which shall instead be subject to the limit set forth in Section 2.c above). In applying the dollar limitation of the preceding sentence: (A) multiple Cash Performance Awards to the same individual that are determined by reference to performance periods of one year with or within the same fiscal year of the Company shall be subject in the aggregate to one limit of such amount, and (B) multiple Cash Performance Awards to the same individual that are determined by reference to one or more multi‑year performance periods ending in the same fiscal year of the Company shall be subject in the aggregate to a separate limit of such amount.
e.NON-EMPLOYEE DIRECTOR LIMIT. The aggregate grant date fair value (determined as of the date of grant) of any Award granted under the Plan to an individual upon becoming a non-employee member of the Board of Directors (“Initial Non-Employee Director Grant”) shall not exceed $600,000. Subject to adjustment as provided in Section 5.b, no Participant who is a non-employee member of the Board of Directors may receive under the Plan (or otherwise) in any calendar year Stock Options, SARs, Restricted Stock, Unrestricted Stock, Deferred Stock and Performance Awards denominated in shares of Stock with a grant date fair value (determined as of the date of grant) that, when combined with the aggregate amount of any Cash Performance Awards and any other compensation granted to such Participant in such calendar year, exceeds an aggregate of $800,000 (excluding an Initial Non-Employee Director Grant).
f.ISO SHARE LIMIT. Subject to adjustments as provided in Section 5.b, the maximum number of shares of Stock available for issuance with respect to ISOs under the Plan shall be 3,500,000.
3.ELIGIBILITY AND PARTICIPATION
The Administrator will select Participants from among those key Employees, directors and other individuals or entities providing services to the Company or its Affiliates who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company and its Affiliates. Eligibility for ISOs is further limited to those individuals whose employment status would qualify them for the tax treatment described in Sections 421 and 422 of the Code.
4.RULES APPLICABLE TO AWARDS
a.ALL AWARDS

(1) TERMS OF AWARDS. All Awards of Stock Options and SARs granted hereunder shall have a term of not to exceed ten (10) years from the date of grant; PROVIDED that such Awards granted hereunder prior to the Effective Date shall have a term not to exceed seven (7) years from the date of grant. The Administrator shall determine all other terms of all Awards subject to the limitations provided herein.
(2) PERFORMANCE CRITERIA. Where rights under an Award depend in whole or in part on satisfaction of Performance Criteria, actions by the Company that have an effect, however material, on such Performance Criteria or on the likelihood that they will be satisfied will not be deemed an amendment or alteration of the Award.
(3) ALTERNATIVE SETTLEMENT. The Company may at any time extinguish rights under an Award in exchange for payment in cash, Stock (subject to the limitations of Section 2) or other property on such terms as the Administrator determines, PROVIDED the holder of the Award consents to such exchange, PROVIDED FURTHER, no such exchange will be made where the cash, Stock or property to be received has a fair market value greater than the Award being extinguished, or where any such exchange would violate Section 4.a(9) of this Plan.
(4) TRANSFERABILITY OF AWARDS. Awards may not be transferred other than by will or by the laws of descent and distribution and during a Participant’s lifetime an Award requiring exercise may be exercised only by the Participant (or in the event of the Participant’s incapacity, the person or persons legally appointed to act on the Participant’s behalf).
(5) VESTING, ETC. Without limiting the generality of Section 1, the Administrator may determine the time or times at which an Award will vest (i.e., become free of forfeiture restrictions) or become exercisable and the terms on which an Award requiring exercise will remain exercisable. Notwithstanding anything contained herein to the contrary, (1) Awards that are not Performance Awards to Participants shall vest (i.e., become free of forfeiture restrictions) over a period of time at least three years or more from the date of grant and no Award shall vest in part or in whole before 12 months from the date of grant, and (2) Full-Value Awards that are Performance Awards shall be subject to the attainment of Performance Criteria which require at least 12 months to achieve and no Award shall vest in part or in whole before 12 months from the date of grant; PROVIDED, however, that Awards that aggregate not more than 5% of the number of shares reserved for issuance under the Plan may be awarded without the vesting requirements set forth in clauses (1) and (2).
Unless otherwise provided by Section 4.d with respect to Performance Awards or if the Administrator expressly provides otherwise:
(A) immediately upon the cessation of a Participant’s employment or other service relationship with the Company and its Affiliates, all Awards (other than Stock Options and SARs) held by the Participant (or by a permitted transferee under Section 4.a(4)) immediately prior to such cessation of employment or other service relationship will be forfeited if not then vested and, where exercisability is relevant, will cease to be exercisable;
(B) except as provided in clauses (C) and (D) below, all Stock Options and SARs held by a Participant (or by a permitted transferee under Section 4.a(4)) immediately prior to the cessation of the Participant’s employment or other service relationship for reasons other than Disability or death, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of three months or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 4.a(5), and shall thereupon terminate;

(C) all Stock Options and SARs held by a Participant (or by a permitted transferee under Section 4.a(4)) immediately prior to the Participant’s Disability or death, to the extent then exercisable, will remain exercisable for the lesser of (i) the one‑year period ending with the first anniversary of the Participant’s Disability or death or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 4.a(5), and shall thereupon terminate; and
(D) all Stock Options and SARs held by a Participant (or by a permitted transferee of the Participant under Section 4.a(4)) whose cessation of employment or other service relationship is determined by the Administrator in its sole discretion to result from reasons which cast such discredit on the Participant as to justify immediate termination of the Award shall immediately terminate upon such cessation.
Unless the Administrator expressly provides otherwise, a Participant’s “employment or other service relationship with the Company and its Affiliates” will be deemed to have ceased, in the case of an employee Participant, upon termination of the Participant’s employment with the Company and its Affiliates (whether or not the Participant continues in the service of the Company or its Affiliates in some capacity other than that of an employee of the Company or its Affiliates), and in the case of any other Participant, when the service relationship in respect of which the Award was granted terminates (whether or not the Participant continues in the service of the Company or its Affiliates in some other capacity).
(6) TAXES. The Administrator will make such provision for the withholding of taxes as it deems necessary. The Administrator may, but need not, hold back shares of Stock from an Award or permit a Participant to tender previously owned shares of Stock in satisfaction of tax withholding requirements. For the avoidance of doubt, Stock may be tendered or held back by the Company in excess of the minimum amount required to be withheld for Federal, state, and local taxes.
As provided in Section 2.a of this Plan, in the event shares of Stock are held back from an Award in satisfaction of tax withholding requirements, such shares will nonetheless be considered to have been delivered under the Plan.
(7) DIVIDEND EQUIVALENTS, ETC. The Administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Stock subject to any Full Value Award if and in such manner as it deems appropriate. Notwithstanding anything contained herein to the contrary, and without limiting the generality of Section 4.d(10), in no event shall an Award provide for any dividend or dividend equivalents to be payable to the Participant in respect of such Award prior to the time at which such Award (or the applicable portion thereof) vests (and, in the case of a Performance Award, the applicable performance condition is achieved).
(8) RIGHTS LIMITED. Nothing in the Plan shall be construed as giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a shareholder except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of employment or service for any reason, even if the termination is in violation of an obligation of the Company or Affiliate to the Participant. No Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient. Any Award granted under the Plan shall be a one-time Award that does not constitute a promise of future grants. Any Award granted under the Plan shall not be a part of a Participant’s base salary or wages and will not be taken into account in determining any other employment-related rights such

Participant may have, such as rights to pension or severance pay. The Company, in its sole discretion, maintains the right to make available future grants under the Plan. Unless stated herein, no Participant or other person shall acquire any rights, remedies, benefits or obligations. Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.
(9) OPTION AND SAR REPRICING. Options and SARs may not be repriced, or replaced with any other award (including full-value awards), or repurchased for cash without the approval of the shareholders of the Company.
(10) FORFEITURE/CLAWBACK. The Committee may determine that any Award under this Plan shall be subject to provisions for the forfeiture and/or reimbursement of all amounts received in connection with an Award in the event of breach of noncompetition, nonsolicitation or confidentiality agreements. All Awards granted under this Plan are subject to recoupment, to the extent applicable, under the Company’s Corporate Governance Guidelines, as may be revised from time to time, and/or any other recoupment, clawback or similar policy that may be approved by the Board or any committee thereof. Notwithstanding any other provision of this Plan, a Participant shall be required to reimburse the Company amounts received in connection with an Award to the extent required under Section 304 of the Sarbanes-Oxley Act of 2002 and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.
(11) STOCK OWNERSHIP GUIDELINES/HOLDING PERIODS. The Committee may require that any Stock acquired by a Participant in connection with an Award granted under this Plan shall be subject to stock ownership guidelines, a minimum holding period or similar requirement under which a Participant shall not be permitted to transfer, sell, pledge, hedge, hypothecate or otherwise dispose of any such Stock.
b.AWARDS REQUIRING EXERCISE
(1) TIME AND MANNER OF EXERCISE. Unless the Administrator expressly provides otherwise, (a) an Award requiring exercise by the holder will not be deemed to have been exercised until the Administrator receives a written notice of exercise (in a form acceptable to the Administrator) signed by the appropriate person and accompanied by any payment required under the Award or adequate provision therefore, as set forth in Section 4.b(3); and (b) if the Award is exercised by any person other than the Participant, the Administrator may require satisfactory evidence that the person exercising the Award has the right to do so.
(2) EXERCISE PRICE. The Administrator shall determine the exercise price of each Stock Option and SAR; PROVIDED, that each Stock Option and SAR must have an exercise price that is not less than the fair market value of the Stock subject to the Stock Option and SAR, determined as of the date of grant. An ISO granted to an Employee described in Section 422(b)(6) of the Code must have an exercise price that is not less than 110% of such fair market value.
(3) PAYMENT OF EXERCISE PRICE, IF ANY. Where the exercise of an Award is to be accompanied by payment, the Administrator may determine the required or permitted forms of payment, subject to the following: (a) all payments will be by cash or check acceptable to the

Administrator, or, if so permitted by the Administrator (with the consent of the optionee of an ISO if permitted after the grant), (i) through the delivery of shares of Stock which have been outstanding for at least six months (unless the Administrator approves a shorter period) and which have a fair market value equal to the exercise price, (ii) by delivery of a promissory note of the person exercising the Award to the Company, payable on such terms as are specified by the Administrator, (iii) if the Stock is publicly traded, by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price, or (iv) by any combination of the foregoing permissible forms of payment; and (b) where shares of Stock issued under an Award are part of an original issue of shares, the Award shall require an exercise price equal to at least the par value of such shares.
(4) GRANT OF STOCK OPTIONS. Each Stock Option awarded under the Plan shall be deemed to have been awarded as a non‑ISO (and to have been so designated by its terms) unless the Administrator expressly provides for ISO treatment that the Stock Option is to be treated as an ISO.
c.AWARDS NOT REQUIRING EXERCISE
Awards of Restricted Stock and Unrestricted Stock may be made in return for either (1) services determined by the Administrator to have a value not less than the par value of the Awarded shares of Stock, or (2) cash or other property having a value not less than the par value of the Awarded shares of Stock plus such additional amounts (if any) as the Administrator may determine payable in such combination and type of cash, other property (of any kind) or services as the Administrator may determine.
d.PERFORMANCE AWARDS
Performance Awards may be granted to Participants as follows:
(1) Prior to the grant of any Performance Award, the Administrator shall establish for each such award (i) performance levels at which 100% of the award shall be earned and a range (which need not be the same for all awards) within which greater and lesser percentages shall be earned and (ii) a performance period (which shall not be less than 12 months) which shall be determined at time of grant.
(2) With respect to the performance levels to be established pursuant to Section 4.d(1), the specific measures for each grant shall be established by the Administrator at the time of such grant. In creating these measures, the Administrator may establish the specific goals based upon or relating to any Performance Criteria (as defined below).
(3) Except as otherwise provided in Section 4.d(5), the percentage of each Performance Award to be distributed to an employee shall be determined by the Administrator on the basis of the performance levels established for such award and on the basis of individual performance in satisfaction of the Performance Award during such period. Any Performance Award, as determined and adjusted pursuant to this Section and Sections 4.d(5-8) is herein referred to as a “Final Award”. No distribution of any Final Award (or portion thereof) shall be made if the minimum performance level applicable to the related Performance Award is not achieved during the applicable performance period or, unless otherwise determined by the Administrator, if the employment of the employee to whom the related Performance Award was granted shall terminate for any reason whatsoever (including Disability and death) within 12 months after the date the Performance Award was granted.

(4) All Final Awards which have vested in accordance with the provisions of Sections 4.d.(5-10) shall be granted as soon as practicable following the end of the related vesting period. Final awards shall be granted in the form of Restricted Stock, Unrestricted Stock, Deferred Stock, Cash Performance Awards, or cash or any combination thereof, as the Administrator shall determine.
(5) Payment of any Final Award (or portion thereof) to an individual employee shall be subject to the continued rendering of services as an employee (unless this condition is waived by the Administrator). If the Administrator shall determine that such employee has failed to satisfy such conditions precedent, all Performance Awards granted to such employee which have not become Final Awards, and all Final Awards which have not been paid pursuant to Section 4.d(10) shall be immediately canceled. Upon termination of an employee’s employment other than by Disability or death (whether such termination is before or after a Performance Award shall have become a Final Award), the Administrator may, but shall not in any case be required to, waive the condition precedent of continuing to render services.
(6) If, upon termination of an employee’s employment prior to the end of any performance period for a reason other than Disability or death, the Administrator shall determine to waive the condition precedent of continuing to render services as provided in Section 4.d(5), the Performance Award granted to such employee with respect to such performance period shall be reduced pro rata based on the number of months remaining in the performance period after the month of such termination and such awards will be paid at the time they would have been paid absent an employment termination, unless otherwise determined by the Administrator or provided for in an award agreement. The Final Award for such employee shall be determined by the Administrator (i) on the basis of the performance levels established for such award (including the minimum performance level) and the performance level achieved through the end of the performance period and (ii) in the discretion of the Administrator, on the basis of individual performance during the period prior to such termination. A qualifying leave of absence, determined in accordance with procedures established by the Administrator, shall not be deemed to be a termination of employment but, except as otherwise determined by the Administrator, the employee’s Performance Award will be reduced pro rata based on the number of months during which such person was on such leave of absence during the performance period. A Performance Award shall not vest during a leave of absence granted an employee for local, state, provincial, or federal government service.
(7) Upon termination of an employee’s employment by reason of Disability or death prior to the end of any performance period, the Performance Award granted to such employee with respect to such performance period, except as otherwise provided in Section 4.d(3), shall be reduced pro rata based on the number of months remaining in the performance period after the month of such employee’s Disability or death. The percentage of the reduced Performance Award to be distributed to such employee shall be determined by the Administrator (i) on the basis of the performance levels established for such award (including the minimum performance level) and the performance level achieved through the end of the fiscal year during which such employee became Disabled or died and (ii) in the discretion of the Administrator, on the basis of individual performance during the applicable period. Such Final Awards will immediately vest and be paid as promptly as practicable.
(8) If an employee is promoted during the performance period with respect to any Performance Award, such Performance Award may, in the discretion of the Administrator, be increased to reflect such employee’s new responsibilities.
(9) Performance Awards that have become Final Awards may be subject to a vesting schedule established by the Administrator. Except as otherwise provided in this Plan, no Final Award (or portion thereof) subject to a vesting schedule shall be paid prior to vesting and the unpaid portion of any Final Award shall be subject to the provisions of Section 4.d(5). The Administrator shall have the authority to modify a vesting schedule as may be necessary or appropriate in order to implement the purposes of this Plan.
(10) No holder of a Performance Award shall have any rights to dividends or interest or other rights of a stockholder with respect to a Performance Award prior to such Performance Award’s becoming a Final Award.
(11) To the extent that any employee, former employee, or any other person acquires a right to receive payments or distributions under this Plan with respect to a Performance Award, such right shall be no greater than the right of a general unsecured creditor of the Company. All payments and distributions to be made hereunder shall be paid from the general assets of the Company. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any employee, former employee, or any other person.
5.EFFECT OF CERTAIN TRANSACTIONS
a.MERGERS, ETC. Other than in connection with Awards that are denominated and subject to settlement in cash, Awards shall not vest in connection with a Covered Transaction unless such Covered Transaction is accompanied by a “double trigger event”. For this purpose, a “double trigger event” occurs in connection with a Covered Transaction if (i) the Award is not appropriately assumed nor an equivalent award substituted by the surviving, continuing, successor or purchasing company or other business entity or parent thereof, as the case may be, (ii) cash or cash equivalents are the sole or primary form of consideration to be received by the shareholder of the Company and (iii) at the time of, or within 12 months following the Covered Transaction, the Participant incurs a termination of employment without Cause or for Good Reason.
Upon a Covered Transaction “double trigger event”: (i) in the case of a Stock Option or SAR, the Stock Option or SAR shall become fully vested and exercisable immediately upon the occurrence of the double trigger event; (ii) in the case of Restricted Stock, Deferred Stock or restricted stock units (in each case other than an award of Restricted Stock, award of Deferred Stock or award of restricted stock units that is a Performance Award), the restriction period shall lapse and the Restricted Stock, Deferred Stock or restricted stock unit (as applicable) shall fully vest immediately upon the occurrence of the double trigger event; and (iii) in the case of a Performance Award, payment under the Award shall be subject to the terms set forth in the applicable award agreement.
b.CHANGES IN AND DISTRIBUTIONS WITH RESPECT TO THE STOCK
(1) BASIC ADJUSTMENT PROVISIONS. In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company’s capital structure, the Administrator will make appropriate adjustments to the maximum number of shares that may be delivered under the Plan under Section 2.a and to the maximum share limits described in Section 2.c, and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.
(2) CERTAIN OTHER ADJUSTMENTS. The Administrator may also make adjustments of the type described in paragraph (1) above to take into account distributions to common stockholders other than those provided for in Section 5.a and 5.b (1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder; PROVIDED, that no such adjustment shall be made to the maximum share limits described in Section 2.c nor shall any change be made to ISOs except to the extent consistent with their continued qualification under Section 422 of the Code.
(3) CONTINUING APPLICATION OF PLAN TERMS. References in the Plan to shares of Stock shall be construed to include any stock or securities resulting from an adjustment pursuant to Section 5.b(1) or 5.b(2) above.
6.LEGAL CONDITIONS ON DELIVERY OF STOCK
The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until the Company’s counsel has approved all legal matters in connection with the issuance and delivery of such shares; if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock.
7.AMENDMENT AND TERMINATION
The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of Awards; PROVIDED, that (except to the extent expressly required or permitted by the Plan) no such amendment will, without the approval of the stockholders of the Company, effectuate a change for which stockholder approval is required under the rules of the New York Stock Exchange (which includes any “material revision” as defined under the rules of the New York Stock Exchange) or in order for the Plan to continue to qualify under Section 422 of the Code and to have an Award comply with, or avoid adverse consequences under, Section 409A of the Code.
8.NON‑LIMITATION OF THE COMPANY’S RIGHTS
The existence of the Plan or the grant of any Award shall not in any way affect the Company’s right to award a person bonuses or other compensation in addition to Awards under the Plan.
9.COMPLIANCE WITH APPLICABLE LAW
If any provision of the Plan or any applicable award agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the applicable award agreement, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such applicable award agreement shall remain in full force and effect.

10.DATA PRIVACY
The Company, any Affiliate and Committee may collect, process, transmit and store, in any form whatsoever, any data of a professional or personal nature described in the Plan, the applicable award agreement and any other grant or plan administration materials by and among, as applicable, the Company or any Affiliate that is necessary, in the discretion of the Company or any Affiliate, for the purposes of implementing, administering and managing the Participant’s participation in the Plan. The Company and any Affiliate may share such information with any third party in any country, including any trustee, registrar, administrative agent, broker, stock plan service provider or any other person assisting the Company with the implementation, administration, and management of the Awards and the Plan. The Company, any Affiliate, the Committee and any possible recipients described herein may receive, possess, use, retain and transfer the data in electronic or other form, for the sole purpose described herein. The Participant may refuse to provide consent or authorization, or may withdraw such consent or authorization, regarding the matters described in this Section 10; PROVIDED, however, that such refusal or withdrawal may affect the Participant’s ability to participate in the Plan.
11.GOVERNING LAW
The Plan shall be construed in accordance with the laws of The Commonwealth of Massachusetts without reference to principles of conflicts of laws.
12.DEFINED TERMS.
The following terms, when used in the Plan, shall have the meanings and be subject to the provisions set forth below:
“2007 Plan”. The Charles River Laboratories International, Inc. 2007 Incentive Plan as from time to time amended and in effect.
“2016 Plan”: The Charles River Laboratories International, Inc. 2016 Incentive Plan as from time to time amended and in effect.
“ADMINISTRATOR”: The Board or, if one or more has been appointed, the Committee. With respect to ministerial tasks deemed appropriate by the Board or Committee, the term “Administrator” shall also include such persons (including Employees) to whom the Board or Committee shall have delegated such tasks.
“AFFILIATE”: Any corporation or other entity owning, directly or indirectly, 50% or more of the outstanding Stock of the Company, or in which the Company or any such corporation or other entity owns, directly or indirectly, 50% of the outstanding capital stock (determined by aggregate voting rights) or other voting interests.
“AWARD”: Any or a combination of the following (which shall include any Final Award with respect to the following):
(i) Stock Options.
(ii) SARs.
(iii) Restricted Stock.

(iv) Unrestricted Stock.
(v) Deferred Stock.
(vi) Cash Performance Awards.
(vii) Other Performance Awards.
“BOARD”: The Board of Directors of the Company.
“CASH PERFORMANCE AWARD”: A Performance Award payable in cash. The right of the Company under Section 4.a(3) (subject to the consent of the holder of the Award as therein provided) to extinguish an Award in exchange for cash or the exercise by the Company of such right shall not make an Award otherwise not payable in cash a Cash Performance Award.
“CAUSE”: Unless otherwise provided for in a Participant’s written agreement with the Company, “Cause”” for termination by the Company of the Participant’s employment shall mean (i) the willful and continued failure by the Participant to perform the Participant’s duties with the Company, (ii) a substantial and not de minimis violation of the Company’s Code of Business Conduct and Ethics (and any successor policy), as the same are in effect from time to time, (iii) the Participant’s conviction of a felony or (iv) engaging in conduct that constitutes a violation of any (x) confidential agreements with the Company or (y) confidentiality policies applicable to the Participant.
“CODE”: The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.
“COMMITTEE”: One or more committees of the Board (including any subcommittee thereof) appointed or authorized to make Awards and otherwise to administer the Plan.
“COMPANY”: Charles River Laboratories International, Inc.
“COVERED TRANSACTION”: Any of (i) the consummation of a consolidation, merger or other transaction which results in any individual, entity or “group” (within the meaning of section 13(d) of the Securities Exchange Act of 1934) acquiring the beneficial ownership (within the meaning of Rule 13d‑3 promulgated under the Exchange Act) directly or indirectly of more than 50% of either the then outstanding shares of common stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, (ii) at any time during a period of 12 consecutive months, individuals who at the beginning of such period constituted the Board and any new member of the Board whose election or nomination for election was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was so approved, cease for any reason to constitute a majority of members of the Board, (iii) the consummation of a sale or transfer of all or substantially all the Company’s assets, or (iv) a dissolution or liquidation of the Company.
“DEFERRED STOCK”: A promise to deliver Stock, other securities or other property in the future on specified terms to a Participant (including, for the avoidance of doubt, a director of the Company).
“DISABILITY”: With respect to any Participant, “disability” as defined in such Participant’s employment agreement, if any, or if not so defined, except as otherwise provided in such Participant’s award agreement:

(i) a Participant’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or
(ii) a Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under the Company’s accident and health plan.
“EMPLOYEE”: Any person who is employed by the Company or an Affiliate.
“FULL-VALUE AWARD”: an Award other than an Option or SAR, and which is settled by the issuance of shares of Stock or the value of the stated number of shares in cash.
“FUNGIBLE POOL UNIT”: the measuring unit used for purposes of the Plan, as specified in Section 2, to determine the number of Shares which may be subject to Awards hereunder, which shall consist of Shares in the proportions (ranging from 1.0 to 2.3) as set forth in Section 2.a.
“GOOD REASON”: Unless otherwise provided for in a Participant’s written agreement with the Company, Good Reason for termination by the Participant of the Participant’s employment shall mean the occurrence (without the Participant’s express written consent) of any one of the following acts by the Company, or failures by the Company to act, unless in the case of any act or failure to act described in paragraph (i), (iii) or (iv) below, such act or failure to act is corrected prior to the date of termination:
(i) the assignment to the Participant of any duties inconsistent with the Participant’s position and responsibilities as in effect immediately prior to the Covered Transaction;
(ii) a reduction by the Company in the Participant’s annual base salary as in effect on the date of the Covered Transaction;
(iii) the failure by the Company to continue in effect any compensation plan in which the Participant participates immediately prior to the Covered Transaction which is material to the Participant’s total compensation, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue the Participant’s participation therein (or in a substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the Participant’s participation relative to other participants, as existed at the time of the Covered Transaction;
(iv) the failure by the Company to continue to provide the Participant with benefits substantially similar to those enjoyed by the Participant under any of the Company’s pension, life insurance, medical, health and accident, or disability plans in which the Participant was participating at the time of the Covered Transaction, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Participant of any material fringe benefit enjoyed by the Participant at the time of the Covered Transaction, or the failure by the Company to provide the Participant with the number of paid vacation days to which the Participant is entitled on the basis of years of service with the Company in accordance with the Company’s normal vacation policy in effect at the time of the Covered Transaction; or

(v) the Company’s requiring the Participant to relocate to an office or location more than fifty (50) miles distant from the office or location at which the Participant was based immediately prior to the date of termination.
“ISO”: A Stock Option intended to be an “incentive stock option” within the meaning of Section 422 of the Code.
“ORIGINAL EFFECTIVE DATE”: May 8, 2018.
“PARTICIPANT”: An Employee, director or other person providing services to the Company or its Affiliates who is granted an Award under the Plan.
“PERFORMANCE AWARD”: An Award subject to Performance Criteria (including any Award that is a Final Award distributed in satisfaction of the vesting of a Performance Award that was subject to Performance Criteria).
“PERFORMANCE CRITERIA”: Specified criteria the satisfaction of which is a condition for the exercisability, vesting or full enjoyment of an Award. A Performance Criterion measure and targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss.
“PLAN”: The Charles River Laboratories International, Inc. 2018 Incentive Plan, as amended and restated as of March 14, 2020, as from time to time further amended and in effect.
“PREEXISTING PLANS”: Any plan of the Company or its predecessors in existence at or prior to the Effective Date under which equity, equity-based or performance cash awards were granted, including, without limitation, the following: (1) the 2007 Plan and (2) the 2016 Plan. For the purposes of this definition, “preexisting plans” shall not refer to the Company’s Executive Incentive Compensation Plan (EICP).
“RESTRICTED STOCK”: An Award of Stock subject to restrictions requiring that such Stock be redelivered to the Company if specified conditions are not satisfied.
“SARS”: Rights entitling the holder upon exercise to receive cash or Stock, as the Administrator determines, equal to a function (determined by the Administrator using such factors as it deems appropriate) of the amount by which the Stock has appreciated in value since the date of the Award.
“STOCK”: Common Stock of the Company.
“STOCK OPTIONS”: Options entitling the recipient to acquire shares of Stock upon payment of the exercise price.
“UNRESTRICTED STOCK”: An Award of Stock not subject to any restrictions under the Plan.
13.SECTION 409A OF THE CODE
To the extent applicable, Awards granted under the Plan are intended to comply with or be exempt from Section 409A of the Code, and the Administrator shall interpret and administer the Plan in accordance therewith. In addition, any provision in this Plan document that is determined to violate the requirements of Section 409A shall be void and without effect. In addition, any provision that is required to appear in this Plan document that is not expressly set forth shall be deemed to be set forth herein, and such Plan shall be administered in all respects as if such provisions were expressly set forth. The Administrator shall have the authority unilaterally to accelerate or delay a payment to which the holder of any Award may be entitled to the extent necessary or desirable to comply with, or avoid adverse consequences under, Section 409A (including, for the avoidance of doubt, with regard to an individual deemed to be a “specified employee” under Section 409A of the Code who has received an amount hereunder deemed to be “deferred compensation” subject to Section 409A of the Code). Notwithstanding the foregoing, the Company does not guarantee that this Plan, any Awards or any payments with respect thereto are in compliance with Section 409A of the Code.
14.EFFECTIVE DATE OF THE PLAN
        The Plan, prior to its amendment and restatement, became effective as of the date of its approval by the Board on March 20, 2018, subject to its approval by the stockholders of the Company on the Original Effective Date. The Plan, as amended and restated, shall be effective as of the date of its approval by the Board, subject to its approval by the stockholders of the Company (the “Effective Date”).
15.AWARDS UNDER PREEXISTING PLANS
Upon approval of the Plan by stockholders of the Company as contemplated under Section 14, no further awards shall be granted under the Preexisting Plans; PROVIDED, however, that any shares that have been forfeited, cancelled or otherwise not delivered in accordance with the terms of the applicable award under a Preexisting Plan may be subsequently again awarded in accordance with the terms of the Plan. For purposes of clarity, the number of shares that relate to an Award under the Preexisting Plans is the maximum number of shares that can be delivered with respect to such Award.

French Schedule
1. Application and Purpose
This French Schedule includes special terms and conditions applicable to Qualified Deferred Stock Awards granted to Participants situated and/or employed in France. These terms and conditions are in addition to, or if so indicated, in place of, the terms and conditions set forth in the Plan.
The purpose of this French Schedule is to make certain variations to the terms of the Plan, in order to satisfy French securities laws, exchange control, corporate law and tax requirements, especially the provisions of Articles L. 225-197-1 et seq. of the French Commercial Code and article 135 of the Macron Law (loi n° 2015-990 du 6 août 2015 pour la croissance, l’activité et l’égalité des chances économiques as amended by the 2017 and 2018 Finance bills respectively n° 2016-1917 dated December 29, 2016 and n° 2017-1837 dated December 30, 2017), so that Qualified Deferred Stock Awards may qualify for favorable income tax and social security treatment in France (provided by article 80 quaterdecies of the French Tax Code and article L242-1 of the French Social Security Code).
The rules of the Plan shall apply, subject to the modifications contained in this French Schedule, whenever the Administrator decides to grant Qualified Deferred Stock Awards to Eligible French Employees under this French Schedule. In all other circumstances, where other forms of Awards (other than Qualified Deferred Stock Award) are granted to Eligible French Employees, the rules of the Plan, unamended by this French Schedule, shall apply.
The amendments to the Plan set out in this French Schedule shall only apply in respect of Qualified Deferred Stock Awards granted in accordance with this French Schedule.
This French Schedule has been approved by the shareholders of the Company (as the empowered foreign corporate body) on 8 May 2018, as required by the French tax authorities.
2. Terms and Meanings of Words Used
Unless provided otherwise or unless the context requires otherwise, capitalized terms used but not defined in this French Schedule shall have the meaning assigned to them in the Plan.
The terms of Qualified Deferred Stock Awards under this French Schedule shall be the same as those for Deferred Stock awards under the Plan, except to the extent that this French Schedule provides to the contrary. References to Deferred Stock awards in the Plan shall apply to, and include, Qualified Deferred Stock Awards, save where expressed not to apply, or save where modified by the terms of this French Schedule (in which case, the terms shall apply as modified).
References to eligible Employees in the Plan shall apply to Eligible French Employees and references to Participants in the Plan shall apply to French Participants, save where expressed not to apply, or save where modified by the terms of this French Schedule (in which case, the terms shall apply as modified).
The following definitions shall apply to Qualified Deferred Stock Awards granted in accordance with this French Schedule:

“CLOSED PERIOD”: has the meaning given in Article L. 225-197-1 of the French Commercial Code, as:
(i) ten quotation days preceding and three quotation days following the disclosure to the public of the consolidated financial statements or the annual statements of the Company; or
(ii) any period during which the corporate management of the Company possesses material information which could, if disclosed to the public, significantly impact the quotation of the Stock, until ten quotation days after the day such information is disclosed to the public.
“ELIGIBLE FRENCH EMPLOYEE”: means an employee of a French Subsidiary (or a French branch of a non-French Group Member), or a corporate officer of a French Subsidiary (or a French branch of a non-French Group Member) who holds the duties of chairman of the board, general manager, deputy general manager, member of the directory board, or manager (respectively président du conseil d’administration, directeur général, directeur général délégué, membre du directoire or gérant).
“FRENCH PARTICIPANT”: means individuals who have been granted Qualified Deferred Stock Awards.
“GRANT DATE”: means the date on which a Qualified Deferred Stock Award is granted to an Eligible French Employee by the Administrator.
“GROUP”: means the Company and its Subsidiaries from time to time, and “Group Member” shall be interpreted accordingly.
“HOLDING PERIOD”: means such period (applicable under article L225-197-1 of the French commercial code) following the vesting of the Qualified Deferred Stock Award as the Administrator may determine, which shall not expire until at least 2 years after the Grant Date.
“QUALIFIED DEFERRED STOCK AWARD”: means a Deferred Stock award granted to an Eligible French Employee which is intended to satisfy French securities laws, exchange control, corporate law and tax requirements (especially the provisions of Articles L. 225-197-1 et seq. of the French Commercial Code) in order to qualify for favorable income tax and social security treatment in France (articles 80 quaterdecies of French Tax Code and L.242-1 of French Social Security Code) and which, for the avoidance of doubt, can be subject to Performance Criteria.
“SUBSIDIARY”: has the meaning given in Article L. 225-197-2 of the French Commercial Code, as:
(i) a company in which the Company holds, directly or indirectly, at least 10 per cent of the share capital or voting rights;
(ii) a company holding directly or indirectly at least 10 per cent of the share capital or voting rights of the Company; or
(iii) a company for which at least 50 per cent of the share capital or voting rights are held by a company which holds at least 50 per cent of the share capital of the Company.
“VESTING PERIOD”: means such period (applicable under article L225-197-1 of the French commercial code) as determined by the Administrator, which shall not be less than 12 months from the Grant Date, and at the end of which, the French Participant will become entitled to have the Stock delivered to or to the order of him/her.

The following definition shall apply to Qualified Deferred Stock Awards granted in accordance with this French Schedule and shall replace the definition as it appears at Section 12 of the Plan:
“DISABILITY”: has the meaning given in the second or third category of Article L.341-4 of the French Code of Social Security.
3. Limits on awards under the Plan
The following wording is inserted immediately following the end of the Section 2.a. of the Plan, as follows:
“Notwithstanding any other provisions of the Plan rules, if, at the Grant Date, the total number of Stock granted subject to Awards made under the Plan and any other employee stock plan of the Company, where such Awards are granted subject to and in accordance with the provisions of Articles L.225-197-1 et seq. of the French Commercial Code and are, or are similar in substance to, a conditional right to acquire stock (other than an option) for no or limited cost (up to 5 percent of the fair market value of the stock), shall exceed 10 percent of the issued ordinary share capital of the issuing Company, Qualified Deferred Stock Awards may only be granted over such number of Stock as does not exceed a ratio of one to five between the smallest and largest awards of Qualified Deferred Stock Awards.
However, this relevant percentage is increased to 30 percent, if at the same time, awards are granted under the Plan, or awards are granted under any other stock plan of a Group Member, to all Eligible French Employees employed by a French Group Member or a French branch of a non-French Group Member.”
The following wording is inserted immediately following the end of the Section 2.c. of the Plan, as follows:
“No Qualified Deferred Stock Award shall be granted to an Eligible French Employee who holds 10 percent or more (including any outstanding Awards) under the Plan or outstanding awards under any other employee share plan operated by the Group where such Awards or awards (as applicable) are, or are similar in substance to, a conditional right to acquire shares, other than non-exercised options) of the share capital of the Company, or who may hold, as the result of the Qualified Deferred Stock Award, 10 percent or more of the share capital of the Company.”
4. Eligibility and Participation
Notwithstanding any other provision of the Plan rules, Qualified Deferred Stock Awards may only be granted to Eligible French Employees.
5. Alternative Settlement
Section 4.a.(3) of the Plan is deleted in it its entirety.
6. Vesting Period
The following wording is inserted immediately following Section 4.a.(5) of the Plan, as follows:
“The Vesting Period for Qualified Deferred Stock Award shall not be less than 12 months, so that the ownership of the Qualified Deferred Stock Award cannot be transferred to, or to the order of, the French Employees before the expiry of a minimum one year period from their Grant Date.

During the Vesting Period, the delivery of Stock must remain conditional and may also be subject to the Performance Criteria, which means that the Eligible French Employees only hold a contractual right towards the Company and are not entitled to any shareholder’s right during the Vesting Period (no rights to dividend (even through an equivalent bonus whose payment would be deferred), no voting rights).”
7. Dividend Equivalents
The first sentence of Section 4.a.(7) of the Plan is deleted in its entirety.
8. Holding Period
A new Section 4.a.(12) is inserted immediately following Section 4.a.(11) of the Plan, as follows:
“HOLDING PERIOD. The Administrator may determine that a Holding Period shall apply to a Qualified Deferred Stock Award, during which period the Stock acquired by the French Participant following vesting of the Qualified Deferred Stock Award (or any interest in them) may not be sold, transferred, assigned, mortgaged, charged or otherwise disposed of by, or on behalf of, the French Participant, except for a transfer to the French Participant’s legal personal representatives in the event of his death.
To the extent that a Qualified Deferred Stock Award vests less than two years after the Grant Date, the Stock acquired on vesting shall be subject to a Holding Period, so that there is a two-year period between the Grant Date and the date that the Stock may be freely disposed of by the French Participant, as required by Article L.225-197-1 of the French Commercial Code.
During the Holding Period, the Stock may be delivered to the French Participant, provided he shall agree not to sell, transfer, assign, mortgage, charge or otherwise dispose of the Stock (or any interest in them) during the Holding Period; or a nominee on behalf of the French Participant, provided that the beneficial ownership of the Stock vests in the French Participant and subject to a restriction on sale, transfer, assignment, mortgaging, charging or other disposal of such Stock (or any interest in them).”
9. Closed Period
A new Section 4.a.(13) is inserted immediately following Section 4.a.(12) of the Plan, as follows:
“CLOSED PERIOD. After the expiration of the Holding Period (if applicable), Stock transferred to a French Participant in satisfaction of a Qualified Deferred Stock Award cannot be sold or transferred by or on behalf of a French Employee during a Closed Period.”
10. Cessation of employment
Sections 4.a.(5)(A), 4.d.(5) to 4.d.(7) of the Plan continue to apply to Qualified Deferred Stock Awards, where relevant, if a French Participant ceases to be employee, except that a new Section 4.d.(12) is inserted immediately following Section 4.d.(11) of the Plan, as follows:
“Notwithstanding any other provision of the Plan rules, the Plan shall, in no circumstances, have the effect of accelerating the Vesting Period or disapplying the Holding Period in circumstances where there would be a less than two year period between the Grant Date and the date that the Stock may be freely disposed of by the French Participant, except in the two following cases:
- Death of the French Participant

If a French Participant dies before his Qualified Deferred Stock Award has vested, his Qualified Deferred Stock Award shall vest immediately and any applicable Holding Period will fall away. The Qualified Deferred Stock Award may only be adjusted in such proportion as determined by the Administrator in its absolute discretion after taking into account the Performance Criteria. The Qualified Deferred Stock Award cannot be adjusted for any other criteria e.g. for time. The heirs of the deceased French Participant can require the vesting within six months from the date of death, as provided by the article L225-197-3 of the French commercial code.
Where, after a Qualified Deferred Stock Award has vested but before the expiry of any applicable Holding Period, the French Participant dies, his Stock shall cease to be subject to the Holding Period.
- Disability of the French Participant
Notwithstanding any other provision of the Plan rules, if a French Participant ceases to be in employment due to Disability before his Qualified Deferred Stock Award has vested all or a proportion of his Qualified Deferred Stock Award may vest immediately, in such proportion as determined by the Administrator in its absolute discretion, having regard to the satisfaction of the Performance Criteria and any other condition as at the time of cessation of employment, and such other factors as the Administrator may consider relevant. If a French Participant ceases to be in employment due to Disability before his Qualified Deferred Stock Award has vested, the Holding Period shall fall away.
If the French Participant ceases to be in employment due to Disability after the vesting but before the expiry of any applicable Holding Period, his Stock shall cease to be subject to the Holding Period on the date of cessation of his employment.”
11. Effect of certain transactions
The following wording is inserted immediately following the end of the Sections 5.a of the Plan, as follows:
“To the extent that the Administrator intends for the Qualified Deferred Stock Awards to retain favorable tax and social security treatment under this French Schedule, Sections 5.a and 5.b shall apply to Qualified Deferred Stock Awards in accordance with the provisions of Articles L. 225-197-1-III of the French Commercial Code and 80 quaterdecies of the French Tax Code, and shall be modified or interpreted in order to comply with these provisions.”
The following wording is inserted immediately following the end of the Section 5.b of the Plan, as follows:
“If the share capital of the Company is modified during the Vesting Period or Holding Period, the Qualified Deferred Stock Awards may be adjusted as appropriate to ensure that there is no impact on the French Participants’ Qualified Deferred Stock Awards, provided that such adjustment has the sole purpose and effect of preserving the value of Qualified Deferred Stock Awards and that additional Stock which could be issued as a result remains subject to the same requirements (including the vesting and holding requirements) as those applying to the original Qualified Deferred Stock Award”.
12. Taxes
A new rule is inserted immediately following the end of Section 4.a.(6) of the Plan, as follows:

“The preceding paragraph does not apply to Qualified Deferred Stock Awards. A French Participant is responsible for paying any relevant taxes and reporting the receipt of any income under the French Schedule, however made, to the relevant tax authority”.
13. Amendment and termination
The following wording is inserted immediately following the end of the Section 7 of the Plan, as follows:
“Except as permitted in this Section 7, an amendment to the provisions of the Plan may only be applied to Qualified Deferred Stock Awards already granted to the extent that:
–the proposed change does not affect the qualifying status of the Qualified Deferred Stock Awards for French tax and social security purposes; and
–if the change would adversely affect the existing rights of the French Participants, affected French Participants’ prior consent is obtained.”
14. Cross references
Unless specified otherwise, where a deletion, addition or amendment is made to the rules by this French Schedule, other references throughout the rules and this French Schedule to those additional, amended or deleted Rules (as appropriate) are deemed to be included, modified or deleted accordingly.
15. Conclusion
The following paragraphs are inserted immediately following Section 11 in the Plan, as follows:
“It is intended that Deferred Stock awards granted to Eligible French Employees shall qualify for the special tax and social security treatment applicable to free shares granted under articles L. 225-197-1 to L.225-197-6 of the French Commercial Code and in accordance with the relevant provisions set forth by the French tax and social security laws (article 80 quaterdecies of the French Tax Code and article L.242-1 of the French Social security Code). Accordingly, the rules, the terms of the French Schedule and the terms upon which a Deferred Stock award has been granted shall be interpreted and, where necessary, deemed to be modified, in accordance with the relevant provisions set forth by French laws, as well as the relevant administrative provisions.
If for any reason a Deferred Stock award does not satisfy the requirements of the French tax authorities for favorable income tax and social security treatment, and therefore does not qualify as a Qualified Deferred Stock Award, the Company or Administrator can take such actions, including (but not limited to) changing the Vesting Period and/or the Holding Period of the Deferred Stock award, as it considers reasonably necessary to achieve such treatment, and the rules, the terms of the French Schedule and the terms of the Qualified Deferred Stock Award shall be interpreted and, where necessary, modified accordingly. The Company and any Group Member shall not be liable for any adverse consequences, legal, tax or otherwise, if and to the extent that Deferred Stock awards do not qualify as Qualified Deferred Stock Awards.”